Exhibit (g)(3)

FORM OF REVISED EXHIBIT A

TO THE CUSTODIAN SERVICES AGREEMENT

THIS EXHIBIT A, dated as of             , 2010, is revised Exhibit A to that certain Custodian Services Agreement dated as of May 5, 2003, as amended, between PFPC Trust Company and Aston Funds (f/k/a ABN AMRO Funds). This Exhibit A is revised for the addition of Aston/Crosswind Small Cap Growth Fund and Aston/Singer Macro Allocation Fund. This Exhibit A shall supersede all previous forms of this Exhibit A.

PORTFOLIOS

Aston/TCH Fixed Income Fund

Aston/Optimum Mid Cap Fund

Aston/Veredus Aggressive Growth Fund

Aston/Veredus Select Growth Fund

Aston/Montag & Caldwell Balanced Fund

Aston/Montag & Caldwell Growth Fund

Aston/TAMRO Diversified Equity Fund

Aston/TAMRO Small Cap Fund

Aston/Fortis Real Estate Fund

Aston Value Fund

Aston/River Road Dividend All Cap Value Fund

Aston/River Road Small Cap Value Fund

Aston/Optimum Large Cap Opportunity Fund

Aston/River Road Select Value Fund

Aston/Neptune International Fund

Aston/Montag & Caldwell Mid Cap Growth Fund

Aston/Barings International Fund

Aston/Cardinal Mid Cap Value Fund

Aston Dynamic Allocation Fund

Aston/M.D. Sass Enhanced Equity Fund

Aston/New Century Absolute Return ETF Fund

Aston/Lake Partners LASSO Alternatives Fund

Aston/Fasciano Small Cap Fund

Aston/Herndon Large Cap Value Fund

Aston/Singer Macro Allocation Fund

Aston/Crosswind Small Cap Growth Fund

PFPC TRUST COMPANY	ASTON FUNDS

By:	By:

Name:	Name:

Title:	Title: